UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2026

ORGANOGENESIS HOLDINGS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37906	98-1329150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Dan Road Canton, MA		02021
(Address of Principal Executive Offices)		(Zip Code)

(781) 575-0775

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001	ORGO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 6, 2026, Organogenesis Holdings Inc. (the “Corporation”) entered into an At-the-Market Sales Agreement (the “Sales Agreement”) with BTIG, LLC (“BTIG”) and Citizens JMP Securities, LLC (“Citizens” and together with BTIG, the “Agents”), each as sales agents thereunder, pursuant to which the Corporation may offer and sell shares (the “Shares”) of its Class A common stock, $0.0001 par value per share (“Class A Common Stock”), from time to time through the Agents.

The Class A Common Stock is being offered and sold pursuant to the Corporation’s previously filed and currently effective shelf registration statement on Form S-3, which was filed with the Securities and Exchange Commission (the “Commission”) on August 8, 2024, and declared effective on August 15, 2024, containing a base prospectus (Registration Statement No. 333-281392). The Corporation filed a prospectus supplement dated August 6, 2026 with the Commission in connection with the offer and sale of the Shares. Pursuant to the prospectus supplement, the Corporation may offer and sell Shares having an aggregate offering price of up to $75,000,000.

Sales of the Shares through the Agents, if any, will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including, without limitation, sales made directly on the Nasdaq Capital Market or any other existing trading market for the Class A Common Stock. The Agents will use commercially reasonable efforts to sell Class A Common Stock from time to time, based upon instructions from the Corporation (including any price, time or size limits or other parameters or conditions the Corporation may impose). The Corporation has no obligation to sell any of the Shares under the Sales Agreement.

The Corporation will pay the Agents a commission of up to 3.0% of the gross sales price per share of Class A Common Stock sold through the Agents under the Sales Agreement. The Corporation has also provided the Agents with customary indemnification rights.

The offering of Class A Common Stock pursuant to the Sales Agreement will terminate upon termination of the Sales Agreement in accordance with its terms.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The opinion of Foley Hoag LLP regarding the Class A Common Stock to be sold under the Sales Agreement is filed as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Class A Common Stock discussed herein, nor shall there be any offer, solicitation, or sale of common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

1.1	At-the-Market Sales Agreement dated August 6, 2026, by and among Organogenesis Holdings Inc., BTIG, LLC and Citizens JMP Securities, LLC

5.1	Opinion of Foley Hoag LLP

23.1	Consent of Foley Hoag LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2026	ORGANOGENESIS HOLDINGS INC.

	By:	/s/ Lori Freedman
	Name:	Lori Freedman
	Title:	Chief Administrative and Legal Officer